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                                                                   EXHIBIT 10.17


                                 AMENDMENT TO
                        THE RENTAL SERVICE CORPORATION
                          FIRST AMENDED AND RESTATED
                    EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

     Rental Service Corporation, a Delaware corporation, has adopted the Rental Service Corporation First Amended and Restated Employee Qualified Stock Purchase Plan (the "Q.S.P. Plan").

     As allowed by Section 16 of the Q.S.P. Plan, this amendment to the Q.S.P. Plan (this "Amendment") was authorized by a resolution of the Board of Directors of the Company on February 25, 1998, subject to and effective upon stockholder approval. This Amendment, together with the Q.S.P. Plan, constitutes the entire Q.S.P. Plan as amended through the effective date of this Amendment.

1. Section 4 of the Q.S.P. Plan is hereby amended and restated in its entirety as follows:

     ELIGIBILITY. Each Employee of the Company who on the first day of any Enrollment Period:

          (a) has been employed by the Company for not less than six (6) months;

          (b) is customarily employed by the Company for more than twenty (20) hours per week; and

          (c) is customarily employed by the Company for more than five (5) months per calendar year, shall become an Eligible Employee on such day.



Executed at Scottsdale, Arizona, effective as of the 29th day of April, 1998.


               By: /s/ Martin R. Reid
                  -------------------
               Name:   Martin R. Reid
               Title:  Chairman of the Board and
                       Chief Executive Officer


               By: /s/ Robert M. Wilson
                  ---------------------
               Name:   Robert M. Wilson
               Title:  Senior Vice President, Chief Financial
                       Officer, Secretary and Treasurer